EX-99.16.11

CONSENT OF COUNSEL

We hereby consent to the use of our name and to the reference to our firm under the caption “The Proposed Reorganization—Federal Income Tax Considerations” in the Proxy Statement/Prospectus included in Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on Form N-14 for AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds) (File No. 333-178297).

/s/ Stradley Ronon Stevens & Young, LLP Stradley Ronon Stevens & Young, LLP

Philadelphia, Pennsylvania

January 10, 2012